Exhibit 10.2

PLACEMENT AGENCY AGREEMENT

March 4, 2024

Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

Introduction. Subject to the terms and conditions herein (this “Agreement”), Perspective Therapeutics, Inc., a Delaware corporation (the “Company”), hereby agrees to issue and sell directly to various investors (each, an “Investor” and, collectively, the “Investors”) through the several placement agents named in Schedule A hereto (collectively, the “Placement Agents”), pursuant to the terms and conditions of this Placement Agency Agreement (this “Agreement”) and the Investment Agreement in the form of Exhibit A attached hereto (the “Investment Agreement”) entered into with such Investors, 92,009,981 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the Shares being referred to as, the “Securities”). The Company hereby confirms its agreement with the Placement Agents in accordance with the terms and conditions hereof. The Placement Agents may retain other brokers or dealers to act as sub-agents or selected-dealers on their behalf in connection with the Offering (as defined below). Oppenheimer & Co. Inc. is acting as the representative of the several Placement Agents and in such capacity is hereinafter referred to as the “Representative.”

Section 1.    Agreement to Act as Placement Agents.

(a)    On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agents shall be the exclusive placement agents in connection with the private offering and sale by the Company of the Securities, with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agents and the prospective Investors. The Placement Agents will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agents or any of their “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agents shall act solely as the Company’s agents and not as principals. The Placement Agents shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). As compensation for services rendered, the Company shall pay to the Placement Agents the fees and expenses set forth below:

(i)    A cash fee equal to 5.85% of the gross proceeds received by the Company from the sale of the Securities at each Closing, payable in accordance with the terms specified on Schedule A.

(ii)    The Company also agrees to reimburse Placement Agents for certain fees and expenses in accordance with Section 7 hereof.

(b)      The term of the Placement Agents’ exclusive engagement will be until the completion of the Offering or the Offering is abandoned (the “Exclusive Term”); provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon 3 days’ written notice to the other parties. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 7 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agents or their Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2.    Representations, Warranties and Covenants of the Company.

The Company hereby represents, warrants and covenants to the Placement Agents as of the date hereof, and as of each Closing Date, unless such representation, warranty or agreement specifies a different date or time, as follows:

(a)    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Investment Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)    No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Investment Agreement, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect (as defined in the Investment Agreement).

(c)    Certificates. Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Representative as to the matters set forth therein.

(d)    Reliance. The Company acknowledges that the Placement Agents will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(e)    Representations and Warranties Incorporated by Reference. Each of the representations and warranties (together with any related disclosure schedules thereto) made to the Investors in the Investment Agreement are hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, the Placement Agents.

Section 3.    Representations, Warranties and Covenants of the Placement Agents.

Each Placement Agent, severally and not jointly, represents, warrants, covenants and agrees with the Company as follows:

(a)    Neither the Placement Agent nor any general partner nor managing member of any Placement Agent, nor any director, executive officer nor other officer participating in the Offering of any Placement Agent or the general partner or managing member of any Placement Agent (any such person, a “Placement Agent Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Placement Agents have exercised reasonable care to determine whether any Placement Agent Covered Person is subject to a Disqualification Event. The Placement Agents have furnished to the Company a copy of any disclosures required in connection with any Placement Agent Covered Person under Rule 506(e).

(b)    The Placement Agents will notify the Company in writing, prior to each Closing Date, of (x) any Disqualification Event relating to any Placement Agent Covered Person and (y) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Covered Person, in each case, of which the Placement Agent has knowledge.

(c)    The Placement Agents understand and acknowledge that the Securities have not been and will not be registered under the Securities Act (except as contemplated in the Investment Agreement) and may not be offered or issued, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(d)    The Placement Agents agree that neither they nor any person acting on their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Section 502(c) under the Securities Act) in connection with the Offering or attempt to place any Securities outside the United States to non-U.S. persons (as that term is defined in Regulation S under the Securities Act) by means of any directed selling efforts (within the meaning of Regulation S).

(e)    The Placement Agents agree that the Placement Agents (including their agents and representatives) have not made, used or referred to and will not make, use or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities.

(f)    By execution of this Agreement, the Representative hereby waives, with respect to this Offering only, the lock-up provision contained in Section 4(a)(viii) of that certain Underwriting Agreement, dated January 17, 2024, by and between the Company and the Representative.

Section 4.    Delivery and Payment.

Each Closing shall occur at the offices of the Mintz Levin Cohn Ferris Glovsky & Popeo, P.C., 919 Third Avenue, New York, New York 10022 (“Representative Counsel”) (or at such other place as shall be agreed upon by the Representative and the Company). Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Representative may request.

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Representative Counsel. All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 5.    Covenants and Agreements of the Company.

The Company further covenants and agrees with the Placement Agents as follows:

(a)    Blue Sky Compliance. The Company will cooperate with the Placement Agents and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agents and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agents may reasonably request for distribution of the Securities. The Company will advise the Placement Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(b)    Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock. As used herein, “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

(c)    Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agents or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Representative and the Investors. The Company agrees that the Placement Agents may rely upon, and are third party beneficiaries of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(d)    No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(e)    Acknowledgment. The Company acknowledges that any advice given by any Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without such Placement Agent’s prior written consent.

(f)    Announcement of Offering. The Company acknowledges and agrees that the Placement Agents may, subsequent to the Closing, make public their involvement with the Offering.

(g)    Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(h)    Research Matters. By entering into this Agreement, the Representative does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agents’ selection as placement agents for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agents providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties acknowledge and agree that the Placement Agents have not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

(i)    Waiver. By execution of this Agreement, the Company acknowledges and agrees that the waiver by the Representative set forth in Section 3(f) hereof applies only with respect to this Offering.

(j)    Lock-Up. Without the prior written consent of the Representative, for a period of 90 days after the date of this Agreement (“Lock-Up Period”), the Company shall not issue, sell or register with the U.S. Securities and Exchange Commission (the “Commission”) (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (A) the issuance of shares, restricted stock units, stock appreciation rights, options to purchase shares or other similar equity securities pursuant to the Company’s existing equity incentive plan, employee stock option plan or bonus plan, (B) the issuance of Common Stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof, (C) the adoption of a new equity incentive plan, and filing a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act, (D) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to the Company’s benefit plans or inducement grants made pursuant to Section 711(a) of the NYSE American Company Guide, and issue securities pursuant to such benefit plans or such inducement grants, as the case may be (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such benefit plans or such inducement grants, as the case may be), (E) the filing of a registration statement on Form S-3 under the Securities Act to register Common Stock or equity securities convertible into Common Stock pursuant to the Investment Agreement and associated registration rights agreement as well as pursuant to that certain Registration Rights Agreement, dated as of January 22, 2024, by and between the Company and Lantheus Alpha Therapy, LLC, (F) the issuance of Common Stock or equity securities convertible into Common Stock pursuant to the Investment Agreement and (G) the issuance of Common Stock or equity securities convertible into Common Stock in connection with a transaction that includes a commercial relationship (including third-party debt, joint ventures, marketing or distribution arrangements, commercial relationships, collaboration agreements or intellectual property license agreements) or any acquisition of assets or not less than a majority or controlling portion of the equity of another entity, and filing a registration statement under the Securities Act to register such shares for resale, provided that (x) the transactions contemplated by the Investment Agreement shall not pertain to this clause (G), (y) the aggregate number of securities issued pursuant to this clause (G) shall not represent more than 5.0% of the total number of then-outstanding Common Stock (for the avoidance of doubt, the issuance of Common Stock or equity securities convertible into Common Stock pursuant to the Investment Agreement shall not count toward the 5.0% cap) and (z) the recipient of any such securities issued pursuant to this clause (G) during the Lock-Up Period shall enter into a lock-up agreement in form and substance satisfactory to the Representative. For the avoidance of doubt, the Company shall not sell Common Stock pursuant to its At Market Issuance Sales Agreement, dated as of November 17, 2023, by and among the Company, the Representative, B. Riley Securities, Inc. and JonesTrading Institutional Services LLC, during the Lock-Up Period.

Section 6.    Conditions of the Obligations of the Placement Agents.

The obligations of the Placement Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof and in the Investment Agreement, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)    Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Investment Agreement, and the sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to Representative Counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 6.

(b)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Representative’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect or any material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the date of this Agreement.

(c)    Reserved.

(d)    Opinion of Counsel for the Company. If an opinion is delivered to the Investors in the Offering, the Representative shall have received on each Closing Date the favorable opinion of US legal counsel to the Company, dated as of such Closing Date, addressed to the Representative and in form and substance satisfactory to the Representative.

(e)    Lock-Up. The Representative shall have received on each Closing Date, lock-up agreements, in form and substance satisfactory to the Representative, executed by each entity or person listed on Schedule B hereto.

(f)    Officers’ Certificate. The Representative shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that:

(i)    The representations and warranties of the Company in this Agreement and the Investment Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii)    No order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States.

(g)    Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing.

(h)    Additional Documents. On or before each Closing Date, the Representative and Representative Counsel shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 7 (Payment of Expenses), Section 8 (Indemnification and Contribution) and Section 9 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 7.    Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) [reserved]; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Placement Agents in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if requested by the Placement Agents, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Placement Agents of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to the review and approval by the FINRA of the Placement Agents’ participation in the offering and distribution of the Securities; (viii) the fees and expenses associated with including the Securities on the Trading Market; and (ix) all costs and expenses incident to the travel and accommodation of the Company’s and the Placement Agents’ employees on the “roadshow,” if any. The Company also agrees to reimburse all of the Placement Agents’ outside attorney’s fees; provided, however, that such costs do not exceed $50,000 without the Company’s prior approval (such approval not be unreasonably withheld, conditioned or delayed).

Section 8.    Indemnification and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Placement Agent, their affiliates and each person controlling any Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of each Placement Agent, their affiliates and each such controlling person (the Placement Agents, and each such entity or person, an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all reasonable and documented out-of-pocket fees and expenses (including the reasonable and documented out-of-pocket fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions; provided, however, that, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person’s (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

(b)    Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by any Placement Agent, assume the defense of any such action including the employment of counsel reasonably satisfactory to such Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any action or related actions, in addition to any local counsel. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agents (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c)    In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agents and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agents and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agents pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agents on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agents under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d)    The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(e)    The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

Section 9.    Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold in the Offering and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 10.    Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or e-mailed and confirmed to the parties hereto as follows:

If to the Representative to the address set forth above, attention: Andrew Hammer, email: Andrew.Hammer@opco.com

With a copy to:

Mintz Levin Cohn Ferris Glovsky & Popeo, P.C.
919 Third Avenue
New York, New York 10022
e-mail: ikblumenthal@mintz.com

Attention: Ivan Blumenthal

If to the Company:

Perspective Therapeutics, Inc.
2401 Elliott Avenue, Suite 320
Seattle, WA 98121
e-mail: [***]
Attention: Johan (Thijs) Spoor

With a copy to:

Hogan Lovells US LLP
1735 Market Street, Floor 23
Philadelphia, PA 19103
e-mail: stephen.nicolai@hoganlovells.com
Attention: Stephen Nicolai

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11.    Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 12.    Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13.    Governing Law Provisions.

This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agents and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agents mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agents nor their affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agents, their affiliates and each other person, if any, controlling the Placement Agent or any of their affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 14.    General Provisions.

(a)    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated February 29, 2024 (“Engagement Agreement”), between the Company and Oppenheimer & Co. Inc. shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Representative in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b)    The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agents have acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agents owe the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agents arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, PERSPECTIVE THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Johan (Thijs) Spoor
Name: Johan (Thijs) Spoor Title: Chief Executive Officer

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

OPPENHEIMER & CO. INC.

By: /s/ Michael Margolis, R.Ph.

Name: Michael Margolis, R.Ph.

Title:  Senior Managing Director,

Co-Head of Healthcare IB

[Signature Page to Placement Agency Agreement]

SCHEDULE A

List of Placement Agents

SCHEDULE B